UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2005, MarkWest Hydrocarbon, Inc. (the “Company”), as Borrower, the undersigned Guarantors, Royal Bank of Canada, as Administrative Agent for the Lenders, and the undersigned L/C Issuers and Lenders entered into the First Amendment to Credit Agreement (the “Agreement”).

Reference is made to the Credit agreement dated October 25, 2004 where MarkWest Hydrocarbon, Inc., as the borrower, Royal Bank of Canada, as Administrative Agent, and RBC Capital Markets, as Lead Arranger and Sole Bookrunner, entered into a Senior Credit Facility for $25,000,000.

Under the Agreement, the Revolving Credit Termination Date has been extended beyond the initial term of one year to November 15, 2005 or December 15, 2005 if the Company delivers audited stand-alone balance sheet and related statement of income and cash flows of the Company for the fiscal year ending December 31, 2004, unaudited stand-alone balance sheet and related statement of income and cash flows of the Company for the fiscal quarters ending March 31, 2005 and June 30, 2005 and the compliance certificate required to be delivered concurrently with the delivery of the financial statements.  A copy of the Agreement is filed as exhibit 99.1 of this report.

ITEM 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description of Exhibit

99.1

First Amendment to Credit Agreement entered into as of October 17, 2005 among MarkWest Hydrocarbon, Inc., as the Borrower, Royal Bank of Canada, as Administrative Agent, the undersigned L/C Issuers and Lenders.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: October 21, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

First Amendment to Credit Agreement entered into as of October 17, 2005 among MarkWest Hydrocarbon, Inc., as the Borrower, Royal Bank of Canada, as Administrative Agent, the undersigned L/C Issuers and Lenders.